EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

As used in this Current Report on Form 8-K, "Nexstar" refers to Nexstar Broadcasting Group, Inc. and its consolidated subsidiaries; "Nexstar Broadcasting" refers to Nexstar Broadcasting, Inc., a wholly-owned subsidiary of Nexstar; "Mission" refers to Mission Broadcasting, Inc.; "Marshall" refers to Marshall Broadcasting Group, Inc., the "Company" refers to Nexstar, Mission and Marshall collectively, and all references to "we", "our", "ours", and "us" refer to Nexstar.

On December 1, 2014, we completed our acquisition of the outstanding equity of Grant Company, Inc. ("Grant") for a purchase price of $87.5 million, adjusted for working capital balances acquired. Simultaneously, we sold certain assets of KLJB, a station acquired from Grant, to Marshall for $15.3 million and entered into local service agreements with Marshall to perform sales and other services for KLJB. These transactions are collectively referred to as the "Grant Acquisition."

On October 31, 2014, we borrowed $147.2 million of Term Loan A under our senior secured credit facility. On November 28, 2014, we prepaid $60.0 million of our outstanding Term Loan A, and on December 1, 2014, we amended our credit facility to facilitate a senior secured credit facility for Marshall, which we guarantee, and reallocate amounts available to draw to Marshall and Marshall drew $60.0 million of Term Loan A. The Grant Acquisition was funded with a portion of these borrowings, along with Nexstar Broadcasting cash on hand. The portion borrowed related to the Grant Acquisition is referred to as the "Financing Transactions."

Marshall is 100% owned by an independent third party. In compliance with Federal Communications Commission ("FCC") regulations, Marshall maintains complete responsibility for and control over the programming, finances, personnel and operations of KLJB. However, Marshall is consolidated into the Company's financial statements, because we are deemed under Generally Accepted Accounting Principles in the U.S. ("U.S. GAAP") to have a controlling financial interest in Marshall as a variable interest entity ("VIE") because of (1) the local service agreements we have with KLJB, (2) our guarantee of the obligations under Marshall's senior secured credit facility, and (3) our power over significant activities affecting Marshall's economic performance.

The Grant Acquisition and the Financing Transactions are collectively referred to as the "Pro Forma Transactions." We acquired Internet Broadcasting Systems, Inc., effective April 1, 2014 (the "IBS Acquisition"), as disclosed in Current Report on Form 8-K filed by the Company on June 16, 2014.

The unaudited pro forma combined balance sheet data gives effect to the Pro Forma Transactions as if they had occurred on September 30, 2014. The unaudited pro forma combined statements of operations give effect to the Pro Forma Transactions and the IBS Acquisition as if they had occurred on January 1, 2013. The unaudited pro forma combined financial data do not purport to represent what our results of operations, balance sheet data or financial information would have been if the Pro Forma Transactions and the IBS Acquisition had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(in thousands)

	Historical		Pro Forma Adjustments
			Grant		Financing		Pro Forma
	Nexstar	Grant	Acquisition		Transactions		Combined
ASSETS
Current assets:
Cash and cash equivalents	$68,676	$3,836	$(84,364)	(a)	$82,968	(a)	$71,116
Accounts receivable, net	109,017	6,688	-		-		115,705
Deferred tax assets	38,585	2,187	(979)	(b)	-		39,793
Prepaid expenses and other current assets	13,847	3,247	1,096	(c)	-		18,190
Total current assets	230,125	15,958	(84,247)		82,968		244,804
Property and equipment, net	215,594	5,202	17,770	(d)(c)	-		238,566
Goodwill	214,453	139	40,590	(d)	-		255,182
FCC licenses	296,509	4,397	21,135	(d)	-		322,041
Other intangible assets, net	170,567	-	30,714	(d)	-		201,281
Deferred tax assets	12,501	-	(12,501)	(b)	-		-
Other noncurrent assets, net	80,342	5,724	(8,664)	(e)(c)(g)	631	(j)	78,033
Total assets	$1,220,091	$31,420	$4,797		$83,599		$1,339,907
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$7,460	$1,462	$(1,462)	(g)	4,158	(f)	$11,618
Accounts payable and accrued expenses	38,741	5,525	-		-		44,266
Interest payable	13,939	-	-		-		13,939
Income tax payable	-	-	5,891	(h)	-		5,891
Deferred tax liabilities	-	2,778	6,933	(b)	-		9,711
Other current liabilities	22,205	3,304	1,155	(c)	-		26,664
Total current liabilities	82,345	13,069	12,517		4,158		112,089
Debt	1,079,980	10,301	(10,301)	(g)	79,740	(f)	1,159,720
Other noncurrent liabilities	35,567	8,952	1,934	(c)(g)	-		46,453
Total liabilities	1,197,892	32,322	4,150		83,898		1,318,262
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock	-	-	-		-		-
Common stock	309	-	-		-		309
Owners' Equity	-	(902)	902	(g)	-		-
Additional paid-in capital	394,543	-	-		-		394,543
Accumulated deficit	(376,653)	-	(255)	(i)	(299)	(i)	(377,207)
Total Nexstar stockholders' equity (deficit)	18,199	(902)	647		(299)		17,645
Noncontrolling interests in consolidated variable interest entities	4,000	-	-		-		4,000
Total stockholders' equity (deficit)	22,199	(902)	647		(299)		21,645
Total liabilities and stockholders' equity (deficit).................................	$1,220,091	$31,420	$4,797		$83,599		$1,339,907

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(in thousands, except per share amounts)

				Pro Forma Adj
	Historical	IBS ProForma	Historical	Grant		Pro Forma
	Nexstar	Impact	Grant	Acquisition		Combined

Net revenue	$438,507	$5,450	$31,431	$-		$475,388
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	135,501	4,106	14,088	(2,231)	(p)	151,464
Selling, general, and administrative expenses, excluding depreciation and amortization	128,488	1,039	8,383	(325)	(o)	137,585
Amortization of broadcast rights	25,683	-	1,730	2,231	(p)	29,644
Amortization of intangible assets	18,697	538	-	1,860	(k)	21,095
Depreciation	25,800	133	1,027	147	(k)	27,107
Total operating expenses	334,169	5,816	25,228	1,682		366,895
Income from operations	104,338	(366)	6,203	(1,682)		108,493

Interest expense, net	(46,039)	-	(329)	(1,290)	(l)	(47,658)
Loss on extinguishment of debt	(71)	-	-	-		(71)
Other expenses	(427)	15	-	-		(412)
Income (loss) before income taxes	57,801	(351)	5,874	(2,972)		60,352
Income tax (expense) benefit	(24,100)	145	(2,248)	1,191	(m)	(25,012)
Net income (loss)	33,701	(206)	3,626	(1,781)		35,340
Net income attributable to noncontrolling interests	-	-	-	(716)	(n)	(716)
Net income (loss) attributable to Nexstar	$33,701	$(206)	$3,626	$(2,497)		$34,624

Net income per common share attributable to Nexstar:
Basic	$1.10					$1.13
Diluted	$1.05					$1.08
Weighted average number of common shares outstanding:
Basic	30,711					30,711
Diluted	31,970					31,970

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except per share amounts)

				Pro Forma Adj
	Historical	IBS ProForma	Historical	Grant		Pro Forma
	Nexstar	Impact	Grant	Acquisition		Combined

Net revenue	$502,330	$19,904	$42,066	$-		$564,300
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	147,711	15,223	18,507	(3,055)	(p)	178,386
Selling, general, and administrative expenses, excluding depreciation and amortization	152,213	4,811	8,683	(726)	(o)	164,981
Amortization of broadcast rights	35,439	-	2,305	3,055	(p)	40,799
Amortization of intangible assets	30,148	2,132	-	3,577	(k)	35,857
Depreciation	33,578	533	1,383	215	(k)	35,709
Total operating expenses	399,089	22,699	30,878	3,066		455,732
Income (loss) from operations	103,241	(2,795)	11,188	(3,066)		108,568

Interest expense, net	(66,243)	(34)	(844)	(1,420)	(l)	(68,541)
Loss on extinguishment of debt	(34,724)	-	-	-		(34,724)
Other expenses	(1,459)	(74)	-	-		(1,533)
Income (loss) before income taxes	815	(2,903)	10,344	(4,486)		3,770
Income tax (expense) benefit	(2,600)	1,054	(3,943)	1,797	(m)	(3,692)
Net (loss) income	(1,785)	(1,849)	6,401	(2,689)		78
Net income attributable to noncontrolling interests	-	-	-	(550)	(n)	(550)
Net (loss) income attributable to Nexstar	$(1,785)	$(1,849)	$6,401	$(3,239)		$(472)

Net loss per common share attributable to Nexstar:
Basic	$(0.06)					$(0.02)
Diluted	$(0.06)					$(0.02)
Weighted average number of common shares outstanding:
Basic	29,897					29,897
Diluted	29,897					29,897

See the accompanying notes to the unaudited pro forma combined financial data.

Notes to Unaudited Pro Forma Combined Financial Data

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined financial data and explanatory notes give effect to the Grant Acquisition, the sale of the assets of KLJB to Marshall, the consolidation as a VIE of Marshall, the IBS Acquisition, and the borrowings used to fund the net cash requirements. Marshall will be included in the Company's future consolidated financial statements, as Nexstar is deemed under U.S. GAAP to have a controlling financial interest in Marshall as a VIE. The unaudited pro forma combined balance sheet is presented as if the Pro Forma Transactions had occurred as of September 30, 2014. The unaudited pro forma combined statements of operations are presented as if the Pro Forma Transactions and IBS Acquisition had occurred on January 1, 2013.

The Grant Acquisition will be accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the applicable interest rate on borrowings under the Company's senior secured credit facilities, the valuation of broadcast rights, goodwill, intangible assets and property, plant, and equipment, amortization of intangible assets, depreciation of tangible fixed assets, costs incurred related to the Pro Forma Transactions and the income tax effects of the pro forma adjustments. The purchase price allocations as of the acquisition dates and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma combined financial statements are based on the historical financial statements of the Company and Grant, after giving effect to the Pro Forma Transactions, as well as the assumptions and adjustments described in the accompanying notes, and the adjusted pro forma impact of the IBS Acquisition. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Pro Forma Transactions and IBS Acquisition were consummated as of January 1, 2013. This information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements, the historical consolidated financial statements and accompanying notes of the Company, Grant, and Internet Broadcasting Systems, Inc., and the unaudited pro forma information related to the IBS Acquisition.

Note 2—Purchase Price Allocations

The following table summarizes, as of September 30, 2014, the provisional allocations of the Grant Acquisition's purchase price to the estimated fair values of the assets acquired and liabilities assumed in the acquisition, including consolidation of variable interest entities, as if they had occurred on September 30, 2014 (in thousands):

Cash	$3,836
Accounts Receivable	6,688
Broadcast rights	9,213
Property and equipment	22,972
FCC licenses	25,532
Other intangible assets	30,714
Other assets	689
Goodwill	40,729
Accounts payable and accrued expenses	(5,525)
Income taxes payable	(5,891)
Contract liabilities	(5,008)
Broadcast rights payable	(10,337)
Deferred tax liabilities, net	(21,004)
Net assets acquired	$92,608

The amount allocated to other intangible assets primarily represents the estimated fair values of network affiliation agreements, which will be amortized over 15 years.

The provisional purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management's preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the acquisitions could have a material impact on our depreciation and amortization expenses and future results of operations. A change in the recognized fair value of definite-lived intangible assets of $1.0 million would result in an approximate change in annual amortization expense of $0.1 million.

Goodwill of $40.7 million is attributable to future expense reductions utilizing management's leverage in programming and other station operating costs. We anticipate that the majority of the values assigned to goodwill and FCC licenses will not be deductible for tax purposes.

Note 3—Pro Forma Adjustments

The unaudited pro forma combined statements of operations do not include any costs that may result from acquisition and integration activities, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the Pro Forma Transactions as if they had occurred on September 30, 2014 are as follows:

(a)	Adjustments include the following cash transactions (in thousands):

	Grant Acquisition	Financing Transactions
Purchase price, net of previous deposit payments	$(79,000)	$-
Adjustments to purchase price for working capital	(5,108)	-
Funding received from senior secured credit facilities	-	84,108
Estimated related banking, legal and professional fees not paid as of September 30, 2014	(256)	(1,140)
Total Adjustments	$(84,364)	$82,968

(b)
Represents the estimated initial value of deferred tax items recorded related to the acquisition.  Primarily relates to adjustments to fair values for book purposes that are not recognized for tax purposes, as well as acquired NOL values.

(c)
Represents the estimated difference between the fair values of broadcast rights assets and liabilities acquired and their historical book values, including an adjustment to exclude first-run programming rights from the Grant historical financial statements, to conform to our accounting policies. Also includes the recognition of $0.3 million of other current liabilities and $4.7 million of other long-term liabilities related to contract liabilities capitalized upon acquisition.

(d)	Represents the estimated difference between the fair values of assets acquired and their historical book values.

(e)	Represents the deposit of $8.5 million previously paid for the Grant Acquisition.

(f)	Represents the proceeds of debt drawn to finance the Grant Acquisition.

(g)
Relates to amounts recorded in the historical financial statements of Grant that were not acquired by the Company. These primarily relate to debt repaid upon the acquisitions or equity of the prior owners. Included in Grant historical other noncurrent assets, net was $0.8 million of debt financing costs for debt repaid prior to acquisition and in Grant historical other noncurrent liabilities was $3.7 million of accrued incentive compensation, which was settled prior to acquisition.

(h)	Represents the estimated tax payable related to the sale of KLJB to Marshall, offset by the usage of acquired NOLs.

(i)	Represents professional and legal expenses to be expensed related to the acquisitions and the financing transactions.

(j)	Represents professional and legal expenses recorded as deferred financing costs related to the financing transactions.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments in the unaudited pro forma combined statements of operations related to the Pro Forma Transactions as if they had occurred on January 1, 2013 are as follows:

(k)	Represents adjustments to depreciation and amortization of assets acquired due to changes in the fair values of the related assets.

(l)
Represents the additional interest expense from the debt drawn to finance the acquisition, including amortization of deferred financing costs and discounts, less amounts included in the historical financial statements of Grant. The impact of a 1/8% increase or decrease in LIBOR would result in a $16 thousand change in the annual interest expense presented.

(m)	Represents the tax impact at blended statutory rates of the pro forma adjustments, as discussed above.

(n)	Represents the net income attributable to the owners of Marshall.

(o)	Represents legal and professional fees incurred related to the Pro Forma Transactions recorded in the historical financial statements of the Company and Grant.

(p)
Represents a reclassification of the barter program rights amortization of Grant, which was recorded in direct operating expenses in Grant's historical financial statements, to be consistent with our presentation in amortization of broadcast rights.